Exhibit 99.1

Playa Hotels & Resorts N.V. Announces

the Sale of Jewel Dunn’s River Beach Resort & Spa and

Jewel Runaway Bay Beach Resort & Waterpark

Fairfax, Va.—May 1, 2020—Playa Hotels & Resorts N.V. (NASDAQ: PLYA) (the “Company”) today announced that it has entered into a binding agreement with a third party to sell the Jewel Dunn’s River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark for a total consideration of $60 million in cash.

“We are extremely proud of the team and the performance of these two spectacular resorts and the ability to execute this sale during such unprecedented times is a testament to their hard work and the attractiveness of the Jamaican market,” said Bruce Wardinski, Chairman and CEO of Playa Hotels & Resorts. “The sale of these two resorts will enhance our liquidity at a superb cost of capital for our shareholders. The Company will continue to maintain a significant presence in Jamaica and we remain committed to being a leader in the Jamaican community as we move beyond this pandemic.”

The sale of the two resorts is subject to customary closing conditions, and the Company offers no assurances that this sale will be completed. The Company expects the transaction to close in the second quarter of 2020 and will provide an update on its liquidity position on its upcoming Q1 2020 earnings conference call.

About Playa Hotels & Resorts N.V.

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 23 resorts (8,690 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay, Jewel Runaway Bay Beach & Waterpark and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana, Hyatt Ziva Cap Cana and Hyatt Zilara Cap Cana. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana, in the Dominican Republic.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various factors that could cause actual outcomes or results to differ materially from those indicated in these statements. including the risks described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020 and Form 8-K filed April 2, 2020, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effects of the current COVID-19 pandemic on the financial condition, operating results and cash flows of Playa, the airlines that service the locations where Playa owns resorts, the short and longer-term demand for travel, the global economy and the local economies where Playa owns its resorts, and the financial markets. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Contact:

Playa Hotels & Resorts N.V.

Pedram Saif, VP, IR & Strategy

571-529-6014

psaif@playaresorts.com

For additional information visit investors.playaresorts.com.